Exhibit 1

Westpac Banking Corporation ABN 33 007 457 141 Group Secretariat Level 25, 60 Martin Place GPO Box 1 SYDNEY NSW 2000 Telephone: (61 2) 9216 0390 Facsimile: (61 2) 9226 1888

20 December 2002

Companies Announcements Platform
Australian Stock Exchange Limited
20 Bridge Street
SYDNEY NSW 2000

Dear Sir/Madam

WESTPAC BANKING CORPORATION	—	PAID UP CAPITAL
	—	QUOTED CAPITAL

A total of 269,863 new fully paid shares were allotted today following the exercise of options pursuant to Westpac's Senior Officers' Share Purchase Scheme (SOSPS).

Paid-up Capital

Previously:	1,766,922,274 ordinary shares each fully paid.
Now:	1,767,192,137 (increase of 269,863) ordinary shares each fully paid.

Quoted Capital

Quoted capital is 1,766,774,137 (an increase of 4863) fully paid ordinary shares.

Since the record date of 27 November 2002, 418,000 fully paid ordinary shares (an increase of 265 000) have been allotted upon exercise of options. These shares are ex-dividend until following next record date in June 2003 and listing will be sought shortly after that date.

Yours faithfully

Julie Thorburn
Head of Group Secretariat (Acting)

Westpac Banking Corporation ABN 33 007 457 141 Group Secretariat Level 25, 60 Martin Place GPO Box 1 SYDNEY NSW 2000 Telephone: (61 2) 9216 0390 Facsimile: (61 2) 9226 1888

31 December 2002

Companies Announcements Platform
Australian Stock Exchange Limited
20 Bridge Street
SYDNEY NSW 2000

Dear Sir/Madam

WESTPAC BANKING CORPORATION	—	PAID UP CAPITAL
	—	QUOTED CAPITAL

A total of 45,837 new fully paid shares were allotted today following the exercise of options pursuant to Westpac's Senior Officers' Share Purchase Scheme (SOSPS).

Paid-up Capital

Previously:	1,767,192,137 ordinary shares each fully paid.
Now:	1,767,237,974 (increase of 45,837) ordinary shares each fully paid.

Quoted Capital

Quoted capital is 1,766,819,974 (increase of 45,837) fully paid ordinary shares.

Since the record date of 27 November 2002, 418,000 fully paid ordinary shares (no increase) have been allotted upon exercise of options. These shares are ex-dividend until following next record date in June 2003 and listing will be sought shortly after that date.

Yours faithfully

Julie Thorburn
Head of Group Secretariat (Acting)